Exhibit 99.2

Incannex Healthcare Announces Completion of its

Redomiciliation to the United States

Melbourne November 29, 2023 & New York, November 28, 2023. Incannex Healthcare Inc. (NASDAQ: IXHL) is pleased to announce that its previously announced transaction to redomicile Incannex Healthcare from Australia to the United States has been implemented today, November 28, 2023 New York time (November 29, 2023 Melbourne time).

The shares of common stock of Incannex Healthcare Inc. issued today in connection with the redomiciliation are expected to commence trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “IXHL” on November 30, 2023 (New York time) or as soon as possible thereafter.

Incannex Healthcare Inc. will become subject to the reporting requirements of the U.S. Securities and Exchange Commission (“SEC”) and applicable corporate governance rules of Nasdaq.  Further details regarding the implementation of the redomiciliation can be found in a Current Report on Form 8-K that will be filed by Incannex Healthcare Inc. with the SEC.

About Incannex Healthcare Inc.

Incannex Healthcare Inc. (“Incannex” or the “Company”) is a clinical stage pharmaceutical development company that is developing unique medicinal cannabis pharmaceutical products and psychedelic medicine therapies for the treatment of obstructive sleep apnoea (OSA), traumatic brain injury (TBI) and concussion, lung inflammation (ARDS, COPD, asthma, bronchitis), rheumatoid arthritis, inflammatory bowel disease, anxiety disorders, addiction disorders, and pain, among other indications.

U.S. FDA approval and registration, subject to ongoing clinical success, is being pursued for each drug and therapy under development. Each indication under investigation currently has no, or limited, existing registered pharmacotherapy (drug) treatments available to the public and represent major global economic opportunities to Incannex and its shareholders.

Incannex has a strong patent filing strategy in place as it develops its products and therapies in conjunction with its medical and scientific advisory board and partners. Incannex holds 20 granted patents and over 30 pending patent applications.

A comprehensive overview of the Company can be found on Incannex’s website at www.incannex.com.au

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.   These statements are identified by the use of the words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on Incannex. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Incannex will be those that are anticipated. Incannex’s forward-looking statements involve significant risks and uncertainties (some of which are beyond Incannex’s control) and assumptions that could cause actual results to differ materially from Incannex’s historical experience and present expectations or projections.. You are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. Forward-looking statements also are affected by the risk factors described in Incannex’s Annual Report on Form 20-F for the fiscal year ended June 30, 2023, and those set forth from time-to-time in other filings with the SEC. Incannex undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For more information, please contact:

Incannex Healthcare Inc. Mr Joel Latham Chief Executive Officer joel@incannex.com.au	Investor Relations Contact – United States Alyssa Factor Edison Group +1 (860) 573 9637 afactor@edisongroup.com